Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO LOAN AND SERVICING AGREEMENT, dated as

of April 4, 2023 (this “Amendment”), among Onex Falcon Direct Lending BDC SPV, LLC, a Delaware limited liability company (the “Borrower”), Onex Falcon Direct Lending BDC Fund, as collateral manager (the “Collateral Manager”), Société Générale, as agent (the “Agent”) and lender agent (the “Lender Agent”) and Multicurrency Lender, Dollar Lender and as a Revolving Lender, U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as collateral agent (the “Collateral Agent”), U.S. Bank National Association, as collateral custodian (the “Collateral Custodian”) and each of the Lenders party hereto (the “Lenders”).

WHEREAS, the Borrower, the Collateral Manager, Onex Falcon Direct Lending BDC Fund, as equityholder, the Collateral Agent, the Collateral Custodian, the Lenders and the Agent are party to the Loan and Servicing Agreement, dated as of October 4, 2021 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Agent, the Lender Agent, the Lenders, the Collateral Agent, the Collateral Custodian, and the Collateral Manager have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments to the Loan Agreement

SECTION 2.1 As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Conditions to Effectiveness

SECTION 3.1 This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a)
the execution and delivery of this Amendment by each party hereto; and

(b)
payment of all fees due and owing to the Agent on or prior to the date of this Amendment.

ARTICLE IV

Representations and Warranties

SECTION 4.1 The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE V

Miscellaneous

SECTION 5.1 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2 Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3 Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 5.4 Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 5.5 Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.6 Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.7 Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the

New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 5.8 Fair Market Value. The parties hereto acknowledge and agree that this Amendment is being entered into between them pursuant to arms’-length negotiations, and further acknowledge and agree that the fair market value of the Loans prior to this Amendment having been entered into is substantially equivalent to the fair market value of the Loans after this Amendment has been entered into.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

ONEX FALCON DIRECT LENDING BDC

SPV, LLC, as Borrower

By:	/s/ Steve Gutman
Name: Steve Gutman
Title: Authorized Person

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as Agent

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender Agent, Multicurrency Lender, Dollar Lender and as a Revolving Lender

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

ONEX FALCON DIRECT LENDING BDC

FUND, as Collateral Manager

By:	/s/ Steve Gutman
Name: Steve Gutman
Title: General Counsel

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as

Collateral Agent

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

U.S. BANK NATIONAL ASSOCIATION, as

Collateral Custodian

By:	/s/ Maria D. Calzado
Name: Maria D. Calzado
Title: Senior Vice President

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

CUSTOMERS BANK, as a Lender

By:	/s/ Lyle Cunningham
Name: Lyle Cunningham
Title: EVP – EVP/Chief Lending Officer & Head of Corporate and Specialized Banking

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

CENTENNIAL BANK, as a Lender

By:	/s/ Stephen O’Keefe
Name: Stephen O’Keefe
Title: Managing Director

[Signature Page to Fourth Amendment to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION CONFORMED THROUGH AMENDMENT NO. ~~3~~4

LOAN AND SERVICING AGREEMENT

dated as of October 4, 2021

ONEX FALCON DIRECT LENDING BDC SPV, LLC,

as Borrower

ONEX FALCON DIRECT LENDING BDC FUND,

as Equityholder

ONEX FALCON DIRECT LENDING BDC FUND,

as Collateral Manager

THE LENDERS FROM TIME TO TIME PARTIES HERETO, SOCIÉTÉ GÉNÉRALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Collateral Agent and

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Custodian

appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and U.S. Bank National Association, as Securities Intermediary and depository bank.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the Determination Date preceding the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Effective Date) ~~through~~to and ~~including~~excluding the ~~day~~Determination Date preceding ~~such~~the current Distribution Date; provided that, with respect to any Term SOFR Loan, the Accrual Period shall be the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is three months thereafter (subject to the availability for the Benchmark applicable to the relevant Loan or Commitment); provided that:

(i)
if any Accrual Period would end on a day other than a Business Day, such Accrual Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Accrual Period shall end on the next preceding Business Day,

(ii)
any Accrual Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Accrual Period) shall end on the last Business Day of the last calendar month of such Accrual Period, and

(iii)
no tenor that has been removed from this definition pursuant to Section 17.2(e) shall be available for specification in a Loan Request.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Adjusted Aggregate Eligible Collateral Obligation Balance” means, as of any date, the Aggregate Eligible Collateral Obligation Amount minus the Excess Concentration Amount on such date.

“Advance Rate” means, with respect to any Eligible Collateral Obligation and as of any date of determination, the applicable percentage assigned to such Eligible Collateral Obligation by the Agent in accordance with the following chart determined based on the Diversity Score as of such date:

Advance Rates for Diversity Score

For BSLs

(b) the Federal Funds Rate plus one-half of one percent (0.50%) per annum;

provided that if Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement during the related Collection Period with respect to the related Accrual Period ~~ending on the day preceding such Distribution Date~~ (excluding any Collections necessary to settle the acquisition of Eligible Collateral Obligations), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account and any Equityholder capital contributions with respect to the related Collection Period.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable from time to time to the Borrower, the Retention Holder or any of its Affiliates, concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations applicable from time to time to the Borrower or any of its Affiliates relating to money laundering or terrorist financing.

“Applicable Conversion Rate” means, with respect to Euros, GBPs, or CADs, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day.

“Applicable Interest Rate” means (a) with respect to any Collateral Obligation denominated in CAD or any CAD Loan, the CDOR Rate, (b) with respect to any Collateral Obligation denominated in Euros or any Euro Loan, the EURIBOR Rate, (c) with respect to any Collateral Obligation denominated in GBP or any GBP Loan, Daily Simple SONIA and (d) with respect to any other Collateral Obligation or any other Loan, the then applicable Benchmark.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.